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                                                                   EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP

  We consent to the incorporation by reference in the Registration Statements Nos. 333-02378, 333-28405, 333-67031 and 333-94306 of Legato Systems, Inc. on
Form S-8 of our report dated July 23, 1998 on the consolidated financial statements of Qualix Group, Inc. as of June 30, 1997 and 1998 and the three years in the period ended June 30, 1998, appearing in this Current Report on Form 8-K/A of Legato Systems, Inc.

/s/ Deloitte & Touche

San Jose California
December 14, 1998